Exhibit 99.2

The Chemours Company Announces Pricing of $500,000,000 of Senior Notes Due 2027

Wilmington, Del., May 9, 2017 – The Chemours Company (Chemours) (NYSE: CC), a global chemistry company with leading market positions in titanium technologies, fluoroproducts and chemical solutions, today, announced the pricing of the previously announced registered underwritten public offering (the “offering”) of $500,000,000 in aggregate principal amount of 5.375% senior notes due 2027 at a public offering price of 99.051% of the principal amount.

Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and TD Securities (USA) LLC are acting as joint-book running managers for the offering. HSBC Securities (USA) Inc., Mizuho Securities USA Inc. and RBC Capital Markets LLC are acting as co-managers for the offering. The offering is being made by means of a prospectus supplement. Chemours has filed a shelf registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. You may review these documents for free by visiting EDGAR on the SEC’s website, at www.sec.gov. Alternatively, these documents may be obtained from Credit Suisse Securities (USA) LLC by calling toll-free at 1-800-221-1037, J.P. Morgan Securities LLC collect at 1-212-834-4533, Citigroup Global Markets Inc. toll-free at 1-800-831-9146, Barclays Capital Inc. toll-free at 1-888-603-5847 and TD Securities (USA) LLC toll-free at 1-855-495-9846.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Such an offer can only be made by delivery of a prospectus and prospectus supplement, if applicable, that have been filed with the SEC.

About The Chemours Company

The Chemours Company (NYSE: CC) helps create a colorful, capable and cleaner world through the power of chemistry. Chemours is a global leader in titanium technologies, fluoroproducts and chemical solutions, providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. Chemours ingredients are found in plastics and coatings, refrigeration and air conditioning, mining and general industrial manufacturing. Our flagship products include prominent brands such as Teflon™, Ti-Pure™, Krytox™, Viton™, Opteon™, Freon™ and Nafion™. Chemours has approximately 7,000 employees and 26 manufacturing sites serving approximately 4,000 customers in North America, Latin America, Asia-Pacific and Europe. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC. For more information please visit chemours.com.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the federal securities laws, that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify “forward-looking statements,” which speak only as of the date the statements were made. These forward-looking statements address, among other things, the offering, our agreement with DuPont relating to the MDL Settlement, resolution of environmental liabilities, litigation and other contingencies, anticipated future operating and financial performance, business plans and prospects, that are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond Chemours’ control. Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include whether the offering is completed and other risks, uncertainties and other factors discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2016. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

CONTACT

MEDIA

Alvenia Scarborough

Director, Brand Marketing and Corporate Communications

+1.302.773.4507

media@chemours.com

INVESTORS

Alisha Bellezza

Treasurer and Director of Investor Relations

+1.302.773.2263

investor@chemours.com